UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 2, 2010
Date of Report (Date of earliest event reported)

SPRING CREEK CAPITAL CORP.
(Exact name of registrant as specified in its charter)

NEVADA	814-00783	98-0496750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Wall Street, 24th Floor New York, NY	10005

(Address of principal executive offices)	(Zip Code)

646-896-3050
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 4  - Matters Related to Accountants and Financial Statements
Item 4.01 - Changes in Registrant’s Certifying Accountant

On February 2, 2010, the Audit Committee of our Board of Directors voted to recommend to the Board that it terminate our engagement of Berman Hopkins Wright & LaHam (“Berman”) as our independent registered public accounting firm and to engage Rosenberg Rich Baker Berman & Company (“RRBB”) as our independent registered public accounting firm to audit our financial statements for the year ended December 31, 2009. The engagement of RRBB is subject to the approval of our shareholders, which we will seek promptly.
Berman’s report on the financial statements for each of the past two years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or auditing principles.
During the two most recent fiscal years and the interim period preceding the dismissal, there were no disagreements with the former accounting firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make a reference to the subject matter of the disagreements in connection with its report.
We have not consulted with RRBB during our two most recent fiscal years or through February 2, 2010 regarding the application of accounting principles to specific transactions, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements as well as any matters or reportable events described in Items 304(a)(2)(i) or (ii) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRING CREEK CAPITAL CORP.
Date: February 5, 2010
	By:	/s/ Kelly T. Hickel
Kelly T. Hickel

Chief Executive Officer

3